UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2021

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices) (Zip code)

(281) 646-5200
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

The Company is filing this report on Form 8-K to move the deadline relating to stockholder proposals for its 2022 annual meeting of stockholders to December 24, 2021, in conformity with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The February 2, 2022 deadline for stockholder proposals that was previously disclosed in the section of the Company's 2021 Definitive Proxy Statement (the "Proxy Statement") entitled "Stockholder Proposals for the 2022 Annual Meeting" is no longer applicable.

To be considered for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act for the 2022 annual meeting of stockholders, stockholder proposals must be received by the Corporate Secretary of the Company at 1800 North Mason Road, Katy, Texas 77449, no later than close of business on December 24, 2021. Any such proposal also needs to comply with the Securities and Exchange Commission stockholder proposal rules, including eligibility requirements set forth in Rule 14a-8.

This filing does not amend any other information in the Proxy Statement as originally filed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K on its behalf by the undersigned, thereto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: October 29, 2021	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary